UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 29, 2006

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

4400 Main Street, Kansas City, MO (Address of Principal Executive Offices)	64111 (Zip Code)

(816) 753-6900

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 1.01.	Entry into a Material Definitive Agreement

(a)        On June 29, 2006, Option One Mortgage Corporation (“OOMC”) and Option One Loan Warehouse Corporation (“OOLWC”), wholly owned subsidiaries of H&R Block, Inc. (the “Company”), entered into Omnibus Amendment Number Three to the Option One Owner Trust 2005-6 Warehouse Facility among Option One Owner Trust 2005-6 (the “Trust”), OOLWC, OOMC, Wells Fargo Bank, N. A. (“Wells Fargo”) and Lehman Brothers Bank (“Lehman”) (the “Amendment”).

The primary purpose of the Amendment was to extend through June 28, 2007 the term of OOMC’s off-balance sheet financing arrangement with Lehman (the “Lehman Warehouse Facility”). The Lehman Warehouse Facility provides funding totaling $1,000,000,000 for daily non-prime originations, subject to various triggers, events or occurrences that could result in earlier termination. The Lehman Warehouse Facility bears interest at one-month LIBOR plus additional margin rates and provides for payment of nonutilization fees. The Lehman Warehouse Facility is subject to various OOMC performance triggers, limits and financial covenants, including a tangible net worth ratio, capital adequacy test, non-warehouse leverage ratio, minimum net income test and cross-default features in which a default under other financing arrangements would trigger a default under the Lehman Warehouse Facility. In addition, the Lehman Warehouse Facility permits Lehman at any time to require the Trust to redeem specified borrowed amounts outstanding under the Lehman Warehouse Facility.

Under the Lehman Warehouse Facility, non-prime loans originated by OOMC are sold daily to the Trust, which utilizes the facility to purchase the loans. The trust subsequently sells the loans directly to third-party investors or back to OOMC to pool the loans for securitization, as directed by its third-party beneficial interest holders. The decision to complete a whole loan sale or a securitization is dependent on market conditions. See “Off-Balance Sheet Financing Arrangements” in Item 7 of the Company’s Form 10-K for the fiscal year ended April 30, 2006.

Certain parties to the Lehman Warehouse Facility have other relationships with the Company or its affiliates. Lehman and an affiliate of Wells Fargo are lending parties pursuant to two $1,000,000,000 revolving credit facilities maintained by Block Financial Corporation (“BFC”), as borrower, and the Company, as guarantor, with various lenders.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Under the Lehman Warehouse Facility, OOMC provides a guarantee up to a maximum of approximately 10% of the aggregate principal balance of mortgage loans held by the Trust before ultimate disposition. This guarantee would be called upon if the sale of the mortgage loans did not generate adequate proceeds to satisfy the trust’s current or ultimate payment obligations.

The maximum potential undiscounted amount of future payments that OOMC may be required to make pursuant to this guarantee would be approximately $100,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	July 6, 2006	By: /s/ Bret G. Wilson
Bret G. Wilson
Vice President and Secretary

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